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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                          Transnational Re Corporation
             (Exact name of registrant as specified in its charter)

                                December 9, 1996

                Date of Report (Date of earliest event reported)

         Delaware                      0-22376                   13-3731572
   (State or other juris-            (Commission              (I.R.S. Employer
diction of incorporation)            File Number)            Identification No.)

             399 Thornall Street, Fourteenth Floor, Edison, NJ 08837
               (Address of principal executive offices) (Zip Code)

                                 (908) 906-8100
              (Registrant's telephone number, including area code)



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Item 5.           Other Events.

                  At a Special Meeting of Stockholders of Transnational Re Corporation (the "Company") held December 9, 1996, the holders of the Company's Common Stock approved and adopted the Agreement and Plan of Merger between the Company and PXRE Corporation ("PXRE"), dated as of August 22, 1996, as amended (the "Merger Agreement"). The consummation of the merger remains subject to the satisfaction of customary closing conditions but is expected to be completed on December 11, 1996.

         Upon completion of the merger, the Company will cease to exist and PXRE will continue as the surviving corporation. In addition, the Company's reinsurance subsidiary, Transnational Reinsurance Company, will become a subsidiary of PXRE Reinsurance Company, the reinsurance underwriting subsidiary of PXRE.

         Pursuant to the Merger Agreement, each share of Class A Common Stock and Class B Common Stock of the Company will be canceled, and holders of such shares will have the right to exchange each of their shares for 1.0575 shares of PXRE Common Stock and cash in lieu of fractional shares.

         The American Stock Transfer & Trust Company has been retained by PXRE to serve as Exchange Agent. Letters of transmittal, together with instructions, are expected to be provided promptly to stockholders of the Company to facilitate the exchange.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

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
                  Number                    Exhibit
                  ------                    -------
                  99                        Press Release of PXRE Corporation,
                                            dated December 9, 1996.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TRANSNATIONAL RE CORPORATION

Dated:  December 9, 1996                     By: /s/ F. Sedgwick Browne
                                                -----------------------
                                                 F. Sedgwick Browne
                                                 Secretary

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                                  EXHIBIT INDEX

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
Exhibit No.                         Exhibit                                 Page
----------                          -------
99                                  Press Release of PXRE Corporation,
                                    dated December 9, 1996.
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